              As filed with the Securities and Exchange Commission
                                on May 7, 1997.

                                                 Registration No. 333- _________
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WANG LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                         04-2192707
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification Number)

       600 TECHNOLOGY PARK DRIVE                                01821
       BILLERICA, MASSACHUSETTS
(Address of Principal Executive Offices)                      (Zip Code)

                                  I-NET, INC.
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             ALBERT A. NOTINI, ESQ.
                            WANG LABORATORIES, INC.
                           600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821
                    (Name and address of agent for service)

                                 (508) 967-5000
         (Telephone number, including area code, of agent for service)
________________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE

                                          Proposed
Title of          Amount                  maximum                      Proposed maximum
securities to     to be                   offering price               aggregate               Amount of
be registered     registered              per share                    offering price          registration fee
-------------     ----------------        ----------------             -----------------       ----------------
Common Stock,         751 shares               $11.14(1)                   $8,366.14 (1)             $100.00
$.01 par value
per share

________________________________________________________________________________

(1) All shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the prices at which the options may be exercised. The offering price per share set forth for such shares is the weighted average of the exercise prices per share at which such options are exercisable.

________________________________________________________________________________

                    Statement of Incorporation By Reference
                    ---------------------------------------

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-12943, filed by the Registrant on September 27, 1996 relating to the I-Net, Inc. 1996 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 7th day of May, 1997

                                         WANG LABORATORIES, INC.


                                         By: /s/ Franklyn A. Caine
                                             ____________________________
                                             Franklyn A. Caine
                                             Executive Vice President and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                                          Date
---------                    -----                                          ----
/s/ Joseph M. Tucci
____________________         Chairman of the Board,                       May 7, 1997
Joseph M. Tucci              Chief Executive Officer and Director
                             (Principal Executive Officer)

/s/ Franklyn A. Caine
_____________________        Executive Vice President and                 May 7, 1997
Franklyn A. Caine            Chief Financial Officer
                             (Principal Financial Officer and
                             Accounting Officer)

/s/ David A. Boucher
____________________         Director                                     May 7, 1997
David A. Boucher

/s/ Michael W. Brown
____________________         Director                                     May 7, 1997
Michael W. Brown

/s/ Marcia J. Hooper
____________________         Director                                     May 7, 1997
Marcia J. Hooper

/s/ Joseph J. Kroger
____________________         Director                                     May 7, 1997
Joseph J. Kroger

/s/ Raymond C. Kurzweil
_______________________      Director                                     May 7, 1997
Raymond C. Kurzweil


/s/ Axel J. Leblois
___________________      Director                        May 7, 1997
Axel J. Leblois

/s/ Frederick A. Wang
_____________________    Director                        May 7, 1997
Frederick A. Wang


                                 EXHIBIT INDEX
                                 -------------

4.1**  Certificate of Incorporation of the Registrant, as amended to date

4.2*   By-Laws of the Registrant, as amended to date

5.1    Opinion of Wang's General Counsel

23.1   Consent of Wang's General Counsel (included in Exhibit 5.1)

23.2   Consent of Ernst & Young LLP

23.3   Consent of Coopers & Lybrand L.L.P.

23.4   Consent of KPMG Peat Marwick LLP

24.1   Power of Attorney (included on page 3 of the Registration Statement)



_______________________________

* Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.

** Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.